Exhibit 3.1

Secretary of State Certificate of Amendment of Articles of Incorporation Name Change Only – Stock	AMDT- STK-NA	FILED Secretary of State State of California March 7, 2018 This Space for Office Use Only
IMPORTANT – Read instructions before completing this form. Filing Fee - $30.00 Copy Fees – First Page $1.00 & .50 for each attachment page; Certification Fee - $5.00
1. Corporation Name (Enter the exact name of the corporation as it currently is recorded with the California Secretary of State) Royale Energy, Inc.		1. 7-Digit Secretary of State File Number C1544587

3.  New Corporation Name                                                 Item 3.a:  Enter the number, letter or other designation assigned to the provision
                 In the Articles of Incorporation being amended (e.g., “I,” “First,” or “A”).
                 See Instructions if the provision in the Articles of Incorporation being amended does not include a number, letter , or other designation.  Any attachment is made part of this document.

Item 3.b:  Enter the new corporate name.

3a. Article One of the Articles of Incorporation is amended to read as shown in Item 3b below: 3b. The name of the corporation is Royale Energy Funds, Inc.

4.  Approval Statements

4a.  The Board of Directors has approved the amendment of the Articles of Incorporation.

4b.  The Shareholder approval was (check one):

■  By the required vote of shareholders in accordance with California Corporations Code Section 902.  The total number of outstanding shares of the corporation is 1 .  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required  was more than 50%.

□  Not required because the corporation has no outstanding shares.

5.  Read, sign and Date below (See instructions for signature requirements.  Note:  Both lines must be signed.

3/1/18	/s/ Stephen Hosmer	Stephen Hosmer
Date	Signature	Type or Print Name of President

3/1/18	/s/ Stephen Hosmer	Stephen Hosmer
Date	Signature	Type or Print Name of Secretary

	(SEAL)	I hereby certify that the foregoing transcript of 1 page(s_ is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.

	Date:	March 08, 2018

/s/ Alex Padilla
ALEX PADILLA, Secretary of State